For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, July 26, 2024

Tompkins Financial Corporation Reports Second Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.10 for the second quarter of 2024, down 6.8% from the immediate prior quarter, and up 86.4% from diluted earnings per share of $0.59 reported in the second quarter of 2023. Net income for the second quarter of 2024 was $15.7 million, down $1.2 million or 7.1% compared to the most recent prior quarter, and up $7.2 million, or 85.0%, when compared to the $8.5 million reported for the same period in 2023. The increase in diluted earnings per share and net income compared to the results for the second quarter of 2023 largely reflects the Company's sale of $80.9 million of available-for-sale securities which resulted in a $7.1 million (or $0.37 per share) loss on securities transactions in the second quarter of 2023.

For the six months ended June 30, 2024, diluted earnings per share were $2.29, up 18.0% from $1.94 for the six months ended June 30, 2023. Year-to-date net income was $32.6 million for the six month period ended June 30, 2024, up $4.7 million, or 16.9%, when compared to $27.9 million for the same six month period in 2023. The growth in year-to-date diluted earnings per share and net income relative to the year-to-date results for the same six month period in 2023 is similarly attributable to the impact caused by the loss on securities transactions described above.

Tompkins President and CEO, Stephen Romaine, commented, "Our year to date and second quarter results have been positively impacted by a stabilizing net interest margin and growth throughout our business. Year over year loans are up 7.7% and year to date noninterest income was up 33%, or 10% excluding the impact from the loss on the sale of securities in the second quarter of 2023. We have remained focused on expenses with noninterest expenses year to date lower by 2.3%. As we continue to leverage our balance sheet we are seeing strengthening operating results with stabilizing and growing revenue and lower expenses. We look forward to driving growth through quality customer relationships supported by our strong capital and liquidity."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin for the second quarter of 2024 was 2.73%, unchanged from the first quarter of 2024, and down from 2.83% for the second quarter of 2023.
•Total cost of funds was up 10 basis points compared to the first quarter 2024, down from a 24 basis point increase from the fourth quarter of 2023 to the first quarter of 2024.
•Fee-based services (insurance, wealth management, service charges on deposit accounts and cards) revenues for the second quarter of 2024 were up $903,000 or 5.0% compared to the second quarter of 2023.
•Total operating expenses of $49.9 million for the second quarter of 2024 were in line with the most recent prior quarter, and down $2.0 million or 3.9% compared to the second quarter of 2023.
•Total loans at June 30, 2024 were up $121.3 million, or 2.2% (8.7% on an annualized basis) compared to the immediate prior quarter, and up $409.5 million, or 7.7%, from June 30, 2023.
•Total deposits at June 30, 2024 were $6.3 billion, down $163.7 million, or 2.5% from March 31, 2024, and $168.8 million, or 2.6%, from June 30, 2023.
•Loan to deposit ratio at June 30, 2024 was 91.7%, compared to 87.5% for the immediate prior quarter.
•Regulatory Tier 1 capital to average assets was 9.15% at June 30, 2024, up compared to 9.08% reported at March 31, 2024, and down compared to 9.57% at June 30, 2023.

NET INTEREST INCOME
Net interest income was $51.0 million for the second quarter of 2024, up from $50.7 million for the first quarter of 2024, and down from $51.9 million for the second quarter of 2023. Net interest income for the quarter ended June 30, 2024 was impacted by increases in interest expense, which totaled $34.3 million for the second quarter of 2024 compared to $20.0 million for the same period in 2023, partially offset by increased interest and dividend income, which increased by $13.4 million when compared to the second quarter of 2023.

For the six months ended June 30, 2024, net interest income was $101.6 million, down $4.5 million or 4.3% when compared to the same period in 2023.

Net interest margin was 2.73% for the second quarter of 2024, unchanged from the first quarter of 2024, and down from the 2.83% reported for the second quarter of 2023. The decrease in net interest margin, when compared to the prior year, was mainly driven by higher funding costs, driven by market rates and higher borrowings due to lower deposit balances, and was partially offset by higher yields on interest earnings assets.

Average loans for the quarter ended June 30, 2024 were up $65.9 million, or 1.2%, from the first quarter of 2024, and were up $382.8 million, or 7.2%, compared to the prior year second quarter. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios.

The average yield on interest-earning assets for the quarter ended June 30, 2024 was 4.56%, which was up from 4.47% for the prior quarter ended March 31, 2024, and up from 3.91% for the quarter ended June 30, 2023.

Average total deposits for the second quarter of 2024 were down $42.9 million, or 0.7%, compared to the first quarter of 2024, and down $128.3 million or 2.0% compared to the same period in 2023. The decrease compared to the prior quarter was mainly driven by seasonal deposit trends, while the decrease compared to the prior year was largely driven by inflation and persistent rate competition for deposits due to the current interest rate environment and tightening monetary policy. The cost of interest-bearing deposits of 2.27% for the second quarter of 2024 was up 10 basis points from 2.17% for the first quarter of 2024, and up 86 basis points from 1.41% for the second quarter of 2023. The ratio of average noninterest bearing deposits to average total deposits for the second quarter of 2024 was 29.1% compared to 28.8% for the first quarter of 2024, and 31.1% for the quarter ended June 30, 2023. The average cost of interest-bearing liabilities for the second quarter of 2024 of 2.64% represents an increase of 13 basis points over the first quarter of 2024, and an increase of 100 basis points over the same period in 2023.

NONINTEREST INCOME
Noninterest income represented 29.9% of total revenue for the second quarter of 2024 compared to 30.4% for the first quarter of 2024, and 19.6% for the second quarter of 2023. Noninterest income of $21.8 million for the second quarter of 2024 was up $9.2 million or 72.6% compared to the same period in 2023. Year-to-date noninterest income of $43.9 million was up $10.9 million or 33.0% compared to the same period in 2023. The increase in quarterly and year-to-date noninterest income compared to the same periods in 2023 was mainly due to a $7.1 million loss on the sale of available-for-sale securities discussed above. Also included in the increase in the second quarter of 2024 over the same period prior year are fee-based revenues which included insurance commissions and fees, up $415,000, wealth management fees, up $171,000, service charges on deposit accounts, up $126,000, and card services income, up $191,000.

NONINTEREST EXPENSE
Noninterest expense was $49.9 million for the second quarter of 2024, which was down $2.0 million or 3.9% compared to the second quarter of 2023. Year-to-date noninterest expense for the period ended June 30, 2024 was $99.8 million, a decrease of $2.3 million or 2.3% compared to the $102.1 million reported for the same period in 2023. The decrease was mainly driven by lower other expenses (legal fees, marketing expense, professional fees, and travel and meeting expense) and lower salaries, wages and other employee benefits in the second quarter of 2024 compared to the same period in 2023.

INCOME TAX EXPENSE
The provision for income tax expense was $4.9 million for an effective rate of 23.8% for the second quarter of 2024, compared to tax expense of $1.8 million and an effective rate of 17.3% for the same quarter in 2023. For the first six months of 2024, the provision for income tax expense was $10.1 million and the effective tax rate was 23.6% compared to provision expense of $7.7 million and an effective tax rate of 21.6% for the same period in 2023. Lower tax expense for both the quarter and year-to-date periods in 2023 was mainly a result of lower income associated with the loss on the sale of securities described above.

ASSET QUALITY
The allowance for credit losses represented 0.92% of total loans and leases at June 30, 2024, unchanged from the most recent prior quarter and December 31, 2023. The ratio of the allowance to total nonperforming loans and leases was 84.94% at June 30, 2024, compared to 82.47% at March 31, 2024, and 154.76% at June 30, 2023. The decrease in the ratio compared to the same prior year period was due to the increase in nonperforming loans and leases discussed in more detail below.

Provision for credit losses for the second quarter of 2024 was $2.2 million compared to provision expense of $2.3 million for the same period in 2023. Provision for credit losses for the six months ended June 30, 2024 was $3.0 million compared to $1.4 million for the six months ended June 30, 2023. The increase in provision expense for the year-to-date period compared to the same period in 2023 was mainly driven by loan growth and changes in off balance sheet reserves driven by an increase in loan pipeline. Net charge-offs for the second quarter of 2024 were $509,000 compared to net recoveries of $27,000 reported for the same period in 2023.

Nonperforming assets represented 0.79% of total assets at June 30, 2024, down from 0.81% reported at March 31, 2024, and up compared to 0.41% at June 30, 2023. At June 30, 2024, nonperforming loans and leases totaled $62.5 million, compared to $62.7 million at March 31, 2024 and $31.4 million at June 30, 2023. The increase in nonperforming loans and leases at June 30, 2024 compared to results at June 30, 2023 was mainly due to the addition in the fourth quarter of 2023 of one relationship totaling approximately $33.3 million with two commercial real estate properties included in the office space and mixed use properties portion of the commercial real estate portfolio. The Company believes that the existing collateral securing the loans is sufficient to cover the exposure as of June 30, 2024.

Special Mention and Substandard loans and leases totaled $116.2 million at June 30, 2024, compared to $118.7 million reported at March 31, 2024, and $118.1 million reported at June 30, 2023.

CAPITAL POSITION
Capital ratios at June 30, 2024 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 13.26% at June 30, 2024, compared to 13.43% at March 31, 2024, and 14.48% at June 30, 2023. The ratio of Tier 1 capital to average assets was 9.15% at June 30, 2024, compared to 9.08% at March 31, 2024, and 9.57% at June 30, 2023.

LIQUIDITY POSITION
The Company's liquidity position at June 30, 2024 was stable and consistent with the immediately prior quarter. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Banks (FHLB) advances. The Company maintains ready access to liquidity of $1.4 billion, or 17.3% of total assets at June 30, 2024. As a member of the FHLB, the Company can use certain unencumbered mortgage-related assets and securities to secure borrowings from the FHLB. At June 30, 2024 the Company had an available borrowing capacity at the FHLB of $661.8 million. Through various programs at the Federal Reserve Bank, the Company has the ability to use certain loans and securities to secure borrowings from the Federal Reserve Bank's Discount Window. At June 30, 2024 the available borrowing capacity with the Federal Reserve Bank was $137.7 million, secured by loans. In addition to the available borrowing lines at the FHLB and Federal Reserve Bank, at June 30, 2024, the Company maintained $553.3 million of unencumbered securities which could be pledged to further enhance secured borrowing capacity.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of existing collateral to cover exposure related to nonperforming loans, and the strength of our balance sheet. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Israel and potential for broader regional conflict and the war in Ukraine), widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	06/30/2024	12/31/2023
		(Audited)

Cash and noninterest bearing balances due from banks	$60,337	$67,212
Interest bearing balances due from banks	10,578	12,330
Cash and Cash Equivalents	70,915	79,542

Available-for-sale debt securities, at fair value (amortized cost of $1,463,965 at June 30, 2024 and $1,548,482 at December 31, 2023)	1,317,458	1,416,650
Held-to-maturity debt securities, at amortized cost (fair value of $264,588 at June 30, 2024 and $267,455 at December 31, 2023)	312,430	312,401
Equity securities, at fair value	766	787
Total loans and leases, net of unearned income and deferred costs and fees	5,761,864	5,605,935
Less: Allowance for credit losses	53,059	51,584
Net Loans and Leases	5,708,805	5,554,351

Federal Home Loan Bank and other stock	41,382	33,719
Bank premises and equipment, net	77,279	79,687
Corporate owned life insurance	75,453	67,884
Goodwill	92,602	92,602
Other intangible assets, net	2,193	2,327
Accrued interest and other assets	170,239	179,799
Total Assets	$7,869,522	$7,819,749
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,453,049	3,484,878
Time	979,292	998,013
Noninterest bearing	1,853,555	1,916,956
Total Deposits	6,285,896	6,399,847

Federal funds purchased and securities sold under agreements to repurchase	35,989	50,996
Other borrowings	773,627	602,100
Other liabilities	97,917	96,872
Total Liabilities	$7,193,429	$7,149,815
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,429,124 at June 30, 2024; and 14,441,830 at December 31, 2023	1,443	1,444
Additional paid-in capital	298,647	297,183
Retained earnings	516,566	501,510
Accumulated other comprehensive loss	(135,670)	(125,005)
Treasury stock, at cost – 126,450 shares at June 30, 2024, and 132,097 shares at December 31, 2023	(6,356)	(6,610)
Total Tompkins Financial Corporation Shareholders’ Equity	674,630	668,522
Noncontrolling interests	1,463	1,412
Total Equity	$676,093	$669,934
Total Liabilities and Equity	$7,869,522	$7,819,749

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Six Months Ended
	06/30/2024	03/31/2024	06/30/2023	06/30/2024	06/30/2023
INTEREST AND DIVIDEND INCOME
Loans	$73,646	$71,599	$63,527	$145,245	$124,369
Due from banks	184	154	183	338	322
Available-for-sale debt securities	9,371	9,611	6,618	18,982	13,361
Held-to-maturity debt securities	1,219	1,218	1,219	2,437	2,433
Federal Home Loan Bank and other stock	820	601	323	1,421	623
Total Interest and Dividend Income	85,240	$83,183	$71,870	$168,423	$141,108
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,048	4,010	2,526	8,058	4,313
Other deposits	21,236	20,424	13,119	41,660	23,513
Federal funds purchased and securities sold under agreements to repurchase	11	13	15	24	29
Other borrowings	8,992	8,061	4,314	17,053	7,111
Total Interest Expense	34,287	32,508	19,974	66,795	34,966
Net Interest Income	50,953	50,675	51,896	101,628	106,142
Less: Provision for credit loss expense	2,172	854	2,253	3,026	1,428
Net Interest Income After Provision for Credit Loss Expense	48,781	49,821	49,643	98,602	104,714
NONINTEREST INCOME
Insurance commissions and fees	9,087	10,259	8,672	19,346	18,181
Wealth management fees	4,849	4,937	4,678	9,786	9,187
Service charges on deposit accounts	1,766	1,796	1,640	3,562	3,386
Card services income	3,278	2,939	3,087	6,217	5,769
Other income	2,802	2,220	1,603	5,022	3,544
Net loss on securities transactions	(6)	(14)	(7,065)	(20)	(7,052)
Total Noninterest Income	21,776	22,137	12,615	43,913	33,015
NONINTEREST EXPENSE
Salaries and wages	24,919	24,697	25,337	49,616	49,849
Other employee benefits	6,545	6,411	6,647	12,956	13,388
Net occupancy expense of premises	3,139	3,557	3,327	6,696	6,626
Furniture and fixture expense	1,910	2,125	2,105	4,035	4,159
Amortization of intangible assets	80	76	84	156	167
Other operating expense	13,349	12,991	14,468	26,340	27,937
Total Noninterest Expenses	49,942	49,857	51,968	99,799	102,126
Income Before Income Tax Expense	20,615	22,101	10,290	42,716	35,603
Income Tax Expense	4,902	5,198	1,784	10,100	7,685
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	15,713	16,903	8,506	32,616	27,918
Less: Net Income Attributable to Noncontrolling Interests	31	31	31	62	62
Net Income Attributable to Tompkins Financial Corporation	$15,682	16,872	8,475	32,554	27,856
Basic Earnings Per Share	$1.10	$1.19	$0.59	$2.29	$1.94
Diluted Earnings Per Share	$1.10	$1.18	$0.59	$2.29	$1.94

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	June 30, 2024			March 31, 2024
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$11,707	$184	6.33%	$12,202	$154	5.08%
Securities (1)
U.S. Government securities	1,717,975	10,067	2.36%	1,756,122	10,303	2.36%
State and municipal (2)	89,518	566	2.55%	89,886	570	2.55%
Other securities	3,260	59	7.32%	3,278	60	7.32%
Total securities	1,810,753	10,692	2.38%	1,849,286	10,933	2.38%
FHLBNY and FRB stock	37,681	820	8.76%	34,613	601	6.99%
Total loans and leases, net of unearned income (2)(3)	5,687,548	73,839	5.22%	5,621,604	71,779	5.14%
Total interest-earning assets	7,547,689	85,535	4.56%	7,517,705	83,467	4.47%
Other assets	262,372			283,420
Total assets	$7,810,061			$7,801,125
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	3,498,746	15,754	1.81%	3,546,216	15,036	1.71%
Time deposits	987,348	9,530	3.88%	988,891	9,398	3.82%
Total interest-bearing deposits	4,486,094	25,284	2.27%	4,535,107	24,434	2.17%
Federal funds purchased & securities sold under agreements to repurchase	40,298	11	0.11%	48,779	13	0.10%
Other borrowings	688,611	8,992	5.25%	622,951	8,061	5.21%
Total interest-bearing liabilities	5,215,003	34,287	2.64%	5,206,836	32,508	2.51%
Noninterest bearing deposits	1,837,325			1,831,244
Accrued expenses and other liabilities	94,764			96,292
Total liabilities	7,147,092			7,134,373
Tompkins Financial Corporation Shareholders’ equity	661,523			665,333
Noncontrolling interest	1,446			1,419
Total equity	662,969			666,752

Total liabilities and equity	$7,810,061			$7,801,125
Interest rate spread			1.91%			1.95%
Net interest income (TE)/margin on earning assets		51,248	2.73%		50,959	2.73%

Tax Equivalent Adjustment		(295)			(284)
Net interest income		$50,953			$50,675

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	June 30, 2024			June 30, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$11,707	$184	6.33%	$13,585	$183	5.40%
Securities (1)
U.S. Government securities	1,717,975	10,067	2.36%	1,972,719	7,304	1.49%
State and municipal (2)	89,518	566	2.55%	92,194	590	2.57%
Other securities	3,260	59	7.32%	3,288	56	6.86%
Total securities	1,810,753	10,692	2.38%	2,068,201	7,950	1.54%
FHLBNY and FRB stock	37,681	820	8.76%	23,211	323	5.59%
Total loans and leases, net of unearned income (2)(3)	5,687,548	73,839	5.22%	5,304,717	63,709	4.82%
Total interest-earning assets	7,547,689	85,535	4.56%	7,409,714	72,165	3.91%
Other assets	262,372			226,086
Total assets	$7,810,061			$7,635,800
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,498,746	$15,754	1.81%	$3,701,229	$10,590	1.15%
Time deposits	987,348	9,530	3.88%	745,970	5,055	2.72%
Total interest-bearing deposits	4,486,094	25,284	2.27%	4,447,199	15,645	1.41%
Federal funds purchased & securities sold under agreements to repurchase	40,298	11	0.11%	56,083	15	0.11%
Other borrowings	688,611	8,992	5.25%	379,744	4,314	4.56%
Total interest-bearing liabilities	5,215,003	34,287	2.64%	4,883,026	19,974	1.64%
Noninterest bearing deposits	1,837,325			2,004,560
Accrued expenses and other liabilities	94,764			97,660
Total liabilities	7,147,092			6,985,246
Tompkins Financial Corporation Shareholders’ equity	661,523			649,097
Noncontrolling interest	1,446			1,457
Total equity	662,969			650,554

Total liabilities and equity	$7,810,061			$7,635,800
Interest rate spread			1.91%			2.27%
Net interest income (TE)/margin on earning assets		51,248	2.73%		52,191	2.83%

Tax Equivalent Adjustment		(295)			(295)
Net interest income		$50,953			$51,896

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	June 30, 2024			June 30, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$11,955	$338	5.69%	$13,161	$322	4.93%
Securities (1)
U.S. Government securities	1,737,049	20,370	2.36%	2,002,846	14,728	1.48%
State and municipal (2)	89,702	1,137	2.55%	92,695	1,188	2.58%
Other securities	3,269	119	7.32%	3,286	110	6.70%
Total securities	1,830,020	21,626	2.38%	2,098,827	16,026	1.54%
FHLBNY and FRB stock	36,147	1,421	7.90%	19,998	623	6.29%
Total loans and leases, net of unearned income (2)(3)	5,654,576	145,616	5.18%	5,278,145	124,744	4.77%
Total interest-earning assets	7,532,698	169,001	4.51%	7,410,131	141,715	3.86%
Other assets	272,895			224,671
Total assets	$7,805,593			$7,634,802
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,522,481	$30,790	1.76%	$3,767,032	$19,230	1.03%
Time deposits	988,119	18,928	3.85%	710,119	8,596	2.44%
Total interest-bearing deposits	4,510,600	49,718	2.22%	4,477,151	27,826	1.25%
Federal funds purchased & securities sold under agreements to repurchase	44,538	24	0.11%	56,799	29	0.10%
Other borrowings	655,781	17,053	5.23%	325,052	7,111	4.41%
Total interest-bearing liabilities	5,210,919	66,795	2.58%	4,859,002	34,966	1.45%
Noninterest bearing deposits	1,834,284			2,034,961
Accrued expenses and other liabilities	95,529			99,905
Total liabilities	7,140,732			6,993,868
Tompkins Financial Corporation Shareholders’ equity	663,428			639,494
Noncontrolling interest	1,433			1,440
Total equity	664,861			640,934

Total liabilities and equity	$7,805,593			$7,634,802
Interest rate spread			1.93%			2.41%
Net interest income (TE)/margin on earning assets		102,206	2.73%		106,749	2.90%

Tax Equivalent Adjustment		(578)			(607)
Net interest income		$101,628			$106,142

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Jun-24	Mar-24	Dec-23	Sep-23	Jun-23	Dec-23
Securities	$1,630,654	$1,679,542	$1,729,838	$1,701,636	$1,781,150	$1,729,838
Total Loans	5,761,864	5,640,524	5,605,935	5,434,860	5,352,365	5,605,935
Allowance for credit losses	53,059	51,704	51,584	49,336	48,545	51,584
Total assets	7,869,522	7,778,034	7,819,749	7,691,162	7,626,238	7,819,749
Total deposits	6,285,896	6,449,616	6,399,847	6,623,436	6,454,651	6,399,847
Federal funds purchased and securities sold under agreements to repurchase	35,989	43,681	50,996	56,120	50,483	50,996
Other borrowings	773,627	522,600	602,100	296,800	387,100	602,100
Total common equity	674,630	667,906	668,522	610,851	634,967	668,522
Total equity	676,093	669,338	669,934	612,356	636,441	669,934

Average Balance Sheet
Average earning assets	$7,547,689	$7,517,705	$7,407,976	$7,405,434	$7,409,714	$7,408,404
Average assets	7,810,061	7,801,125	7,666,982	7,629,876	7,635,800	7,641,672
Average interest-bearing liabilities	5,215,003	5,206,836	5,020,544	4,902,930	4,883,026	4,910,792
Average equity	662,969	666,752	622,280	634,980	650,554	634,732

Share data
Weighted average shares outstanding (basic)	14,214,574	14,211,910	14,194,503	14,185,763	14,314,133	14,254,661
Weighted average shares outstanding (diluted)	14,239,626	14,238,357	14,246,024	14,224,748	14,346,787	14,301,221
Period-end shares outstanding	14,395,204	14,405,019	14,405,920	14,350,177	14,405,503	14,405,920
Common equity book value per share	$46.86	$46.37	$46.41	$42.57	$44.08	$46.41
Tangible book value per share (Non-GAAP)**	$40.35	$39.85	$39.88	$36.01	$37.54	$39.88
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$50,953	$50,675	$52,359	$51,013	$51,896	$209,514
Provision for credit loss expense (5)	2,172	854	1,761	1,150	2,253	4,339
Noninterest income	21,776	22,137	18,850	(41,624)	12,615	10,241
Noninterest expense (5)	49,942	49,857	51,300	49,866	51,968	203,292
Income tax expense/(benefit)	4,902	5,198	3,114	(8,304)	1,784	2,495
Net income/(loss) attributable to Tompkins Financial Corporation	15,682	16,872	15,003	(33,354)	8,475	9,505
Noncontrolling interests	31	31	31	31	31	124
Basic earnings (loss) per share (4)	1.10	1.19	1.06	(2.35)	0.59	0.66
Diluted earnings (loss) per share (4)	1.10	1.18	1.05	(2.35)	0.59	0.66

Nonperforming Assets
Nonaccrual loans and leases	$62,253	$62,544	$62,165	$31,381	$31,333	$62,165
Loans and leases 90 days past due and accruing	215	151	101	52	34	101
Total nonperforming loans and leases	62,468	62,695	62,266	31,433	31,367	62,266
OREO	80	0	131	0	36	131
Total nonperforming assets	$62,548	$62,695	$62,397	$31,433	$31,403	$62,397

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Jun-24	Mar-24	Dec-23	Sep-23	Jun-23	Dec-23
Loans and leases 30-89 days past due and
accruing	$5,286	$8,015	$4,210	$40,893	$20,255	$4,210
Loans and leases 90 days past due and accruing	215	151	101	52	34	101
Total loans and leases past due and accruing	5,501	8,166	4,311	40,945	20,289	4,311

Allowance for Credit Losses
Balance at beginning of period	$51,704	$51,584	$49,336	$48,545	$46,099	$45,934
Impact of adopting ASC 326	0	0	0	0	0	64
Provision for credit losses	1,864	348	2,658	968	2,419	$4,865
Net loan and lease charge-offs (recoveries)	509	228	410	177	(27)	$(721)
Allowance for credit losses at end of period	$53,059	$51,704	$51,584	$49,336	$48,545	$51,584

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$2,776	$2,270	$3,167	$2,985	$3,151	$2,796
Provision (credit) for credit losses	308	506	(897)	182	(166)	$(526)
Allowance for credit losses at end of period	$3,084	$2,776	$2,270	$3,167	$2,985	$2,270

Loan Classification - Total Portfolio
Special Mention	$48,712	$46,302	$50,368	$65,993	$56,305	$50,368
Substandard	67,509	72,412	72,717	56,947	61,820	72,717

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	1.08%	1.11%	1.11%	0.58%	0.59%	1.11%
Nonperforming assets/total assets	0.79%	0.81%	0.80%	0.41%	0.41%	0.80%
Allowance for credit losses/total loans and leases	0.92%	0.92%	0.92%	0.91%	0.91%	0.92%
Allowance/nonperforming loans and leases	84.94%	82.47%	82.84%	156.96%	154.76%	82.84%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.04%	0.02%	0.03%	0.01%	0.00%	(0.01)%

Capital Adequacy
Tier 1 Capital (to average assets)	9.15%	9.08%	9.08%	9.01%	9.57%	9.08%
Total Capital (to risk-weighted assets)	13.26%	13.43%	13.36%	13.46%	14.48%	13.36%

Profitability (period-end)
Return on average assets *	0.81%	0.87%	0.78%	(1.73)%	0.45%	0.12%
Return on average equity *	9.51%	10.18%	9.56%	(20.84)%	5.22%	1.50%
Net interest margin (TE) *	2.73%	2.73%	2.82%	2.75%	2.83%	2.84%
Average yield on interest-earning assets*	4.56%	4.47%	4.34%	4.06%	3.91%	4.03%
Average cost of deposits*	1.61%	1.54%	1.43%	1.20%	0.97%	1.09%
Average cost of funds*	1.96%	1.86%	1.62%	1.41%	1.16%	1.27%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principals (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Jun-24	Mar-24	Dec-23	Sep-23	Jun-23	Dec-23
Total common equity	$674,630	$667,906	$668,522	$610,851	$634,967	$668,522
Less: Goodwill and intangibles	93,847	93,926	94,003	94,086	94,169	94,003
Tangible common equity (Non-GAAP)	580,783	573,980	574,519	516,765	540,798	574,519
Ending shares outstanding	14,395,204	14,405,019	14,405,920	14,350,177	14,405,503	14,405,920
Tangible book value per share (Non-GAAP)	$40.35	$39.85	$39.88	$36.01	$37.54	$39.88

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2024 and 2023 to increase tax exempt interest income to taxable-equivalent basis.
(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.
(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.